                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                                DELCHAMPS, INC.
                                       AT
                              $30.00 NET PER SHARE
                                       BY
                         DELTA ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                     JITNEY-JUNGLE STORES OF AMERICA, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 8, 1997, UNLESS THE OFFER IS EXTENDED. UNDER CERTAIN CIRCUMSTANCES, THE OFFER WILL BE EXTENDED UNTIL SEPTEMBER 12, 1997 IF NECESSARY TO MEET CERTAIN CONDITIONS, INCLUDING THE HSR CONDITION AND THE NOTEHOLDER CONSENT CONDITION REFERRED TO IN THE OFFER TO PURCHASE. IN ADDITION, NOTWITHSTANDING THE SATISFACTION OR WAIVER OF ANY CONDITIONS OF THE OFFER, THE OFFER MAY BE EXTENDED UNTIL SEPTEMBER 12, 1997 TO ENABLE PARENT AND THE OFFEROR TO OBTAIN PERMANENT FINANCING FOR THE TRANSACTION. THE OFFER MAY BE EXTENDED IN OTHER CIRCUMSTANCES AS DESCRIBED IN THE OFFER TO PURCHASE.

                                                                   July 14, 1997

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated July 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Delta Acquisition Corporation, an Alabama corporation (the "Offeror") and a wholly owned subsidiary of Jitney-Jungle Stores of America, Inc., a Mississippi corporation ("Parent"), to purchase all outstanding shares of Common Stock, $.01 par value per share, of Delchamps, Inc., an Alabama corporation (the "Company"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement dated as of October 14, 1988, as amended (the "Rights Agreement"), between the Company and First Alabama Bank, as Rights Agent (collectively, the "Shares"), at a purchase price of $30.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 8, 1997, among Parent, the Offeror and the Company (the "Merger Agreement"). Any shareholder who desires to tender Shares and whose certificates representing such Shares (the "Certificates") are not immediately available or who cannot comply with the procedures for book-entry transfer on a timely basis or who cannot deliver all required documents to IBJ Schroder Bank & Trust Company (the "Depositary"), in each case prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), may tender their Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

    Please note the following:

        1. The Offer Price is $30.00 per Share, net to the seller in cash without interest, upon the terms and subject to the conditions of the Offer.

        2.  The Offer is being made for all of the outstanding Shares.

        3. The Board of Directors of the Company has unanimously approved the Offer, and the Merger Agreement, has determined that the consideration to be paid for the Shares in the Offer is fair to the shareholders of the Company and that the Offer is otherwise in the best interests of the Company and its shareholders and recommends that all shareholders accept the Offer and tender their Shares pursuant to the Offer.

        4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, August 8, 1997, unless the Offer is extended.

        5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares such that the Offeror and its affiliates will beneficially own in the aggregate not less than two-thirds of the Shares outstanding on a fully diluted basis, (ii) any applicable waiting period under the HSR Act (as defined in the Offer to Purchase) or period during which Parent shall have consented or otherwise be barred from purchasing Shares pursuant to the Offer as part of any agreement or other arrangement with any governmental or regulatory authority involving the HSR Act or any other applicable antitrust laws having expired or having been terminated prior to the expiration of Offer, (iii) Parent having obtained prior to the expiration of the Offer an amendment or supplement to the Indenture governing its 12% Senior Notes due 2006 as described in the Offer to Purchase and (iv) the satisfaction of certain other terms and conditions as described in the Offer to Purchase.

    Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer.

    The Offer is made only by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a state statute. If the Offeror becomes aware of any valid state statute prohibiting the making of the Offer, the Offeror will make a reasonable good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such reasonable good faith effort, the Offeror cannot comply with such statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such State. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by Donaldson, Lufkin & Jenrette Securities Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of the shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instruction to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                          INSTRUCTIONS WITH RESPECT TO

                         THE OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                                DELCHAMPS, INC.

                                       BY

                         DELTA ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                     JITNEY-JUNGLE STORES OF AMERICA, INC.

    The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer to Purchase dated July 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Delta Acquisition Corporation, an Alabama corporation (the "Offeror") and a wholly owned subsidiary of Jitney-Jungle Stores of America, Inc., a Mississippi corporation, to purchase all outstanding shares of Common Stock, $.01 par value per share, of Delchamps, Inc., an Alabama corporation (the "Company"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement dated as of October 14, 1988, as amended, between the Company and First Alabama Bank, as Rights Agent (collectively, the "Shares"), at a purchase price of $30.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:* ___________________

                                                       SIGN HERE

Account Number:
                                                              Signature(s)

Date: , 1997
                                                            (Print Name(s))

                                                          (Print Address(es))

                                                  (Area Code and Telephone Number(s))

                                                      (Taxpayer Identification or
                                                       Social Security Number(s))

------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3